EXHIBIT 4.4

                              EXPRESS SCRIPTS, INC.
                                    as Issuer

                                 THE GUARANTORS
                                as defined herein
                                  as Guarantors

                                       and

                              BANKERS TRUST COMPANY
                                   as Trustee

                                  $250,000,000

                          9 5/8% SENIOR NOTES DUE 2009


                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of July 19, 2000

                                       to

                                    INDENTURE

                            Dated as of June 16, 1999



     SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of July 19, 2000, among Express Scripts, Inc. (the "Company"), the Guarantors as named in the Indenture (as defined herein), and Bankers Trust Company as trustee (the "Trustee").

     WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of June 16, 1999, among the Company, the Guarantors and the Trustee (the "Indenture"), and a Supplemental Indenture dated as of October 6, 1999, among the Company, the Guarantors and the Trustee (the "First Supplemental Indenture"), relating to $250,000,000 aggregate principal amount at maturity of the Company's 9 5/8% Senior Notes due 2009 (the "Notes");

     WHEREAS, Section 9.01 of the Indenture provides that without the consent of any Holder, the Company and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee, together, may amend or supplement the Indenture to, among other things, add Guarantees with respect to the Notes or make any other change that does not adversely affect in any material respect the rights of any Holders thereunder;

     WHEREAS, pursuant to Section 4.16 of the Indenture, if the Company or any of its domestic Restricted Subsidiaries transfers any property to any domestic Restricted Subsidiary that is not the Company or a Guarantor, then such transferee or acquired or other Restricted Subsidiary shall become a Guarantor for all purposes of the Indenture;

     WHEREAS, Section 4.16 of the Indenture requires each new Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture to guarantee all of the Company's obligations under the Notes and the Indenture;

     WHEREAS, pursuant to Section 4.03 of the Indenture, the Company shall not be required to preserve the existence of any Restricted Subsidiary if the Board of Directors of the Company determines that the preservation of the corporate existence thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries;

     WHEREAS, the applicable Boards of Directors of the Company and the Restricted Subsidiaries have determined that the preservation of the corporate existence of certain Restricted Subsidiaries is no longer desirable in the conduct of the Company's business;

     WHEREAS, the Company has effected certain dissolutions of Restricted Subsidiaries pursuant to Section 4.03 of the Indenture;

     WHEREAS,  the  Company  desires to effect  certain  amendments  pursuant to
Section 4.03, Section 4.16 and Section 9.01 of the Indenture;

     WHEREAS, the Company and each of the Guarantors are authorized to enter into this Second Supplemental Indenture by resolution of the Board of Directors of the Company or such Guarantor; .........WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement is permitted or authorized under the terms of the Indenture;

     WHEREAS, all other actions necessary to make this Second Supplemental Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed;

     NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee hereby mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                                   AMENDMENTS

SECTION 1.01......Addition of Guarantors.

     (a) Each of the following entities hereby agrees to become a Guarantor under the Indenture and, together with each other Guarantor, hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption, by required repurchase or otherwise, and all other monetary obligations of the Company and the Guarantors under the Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company and the
Guarantors under the Indenture and the Notes (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"):

            Name                             Jurisdiction of Incorporation

         ESI Claims, Inc.                    Delaware

         ESI Mail Pharmacy Service, Inc.     Delaware

         Express Scripts Specialty
         Distribution Services, Inc.         Delaware

         Express Scripts Utilization
         Management Co.                      Delaware


     (b) Each Guarantor further agrees (i) to be bound by all applicable provisions of the Indenture and (ii) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article I notwithstanding any extension or renewal of any Guaranteed Obligation.


SECTION 1.02......Dissolution of Guarantors.

     Each of the following entities has been dissolved or merged into another Restricted Subsidiary pursuant to Section 4.03 of the Indenture. All references in the Indenture to each or any "Guarantor" shall from this day forth not refer to the following entities:

   Name                                      Jurisdiction of Incorporation
Healthcare Services, Inc.                       Pennsylvania
Managed Prescription Network, Inc.              Delaware
MHI, Inc.                                       Nevada
ValueRx, Inc.                                   Delaware
ValueRx Pharmacy Program, Inc.                  Michigan


SECTION 1.03......References in the Indenture.

     By reason of the addition of certain Guarantors pursuant to Section 1.01 hereof, the dissolution of certain Guarantors pursuant to Section 1.02 hereof, and the continuation, as Guarantors, of the other Guarantors under the Indenture, all references in the Indenture to the "Guarantors" are hereby deemed to refer to the following entities, and all references in the Indenture to each or any "Guarantor" are hereby deemed to refer to each of such entities:

    Name                                          Jurisdiction of Incorporation
Diversified Pharmaceutical Services, Inc.                           Minnesota
ESI Claims, Inc.                                                    Delaware
ESI Mail Pharmacy Service, Inc.                                     Delaware
ESI/VRX Sales Development Co.                                       Delaware
Express Scripts Specialty Distribution Services, Inc.               Delaware
Express Scripts Utilization Management Co.                          Delaware
Express Scripts Vision Corp.                                        Delaware
IVTx, Inc.                                                          Delaware
Value Health, Inc.                                                  Delaware
YourPharmacy.com, Inc.                                              Delaware


                                   ARTICLE TWO

                                  MISCELLANEOUS

     SECTION 2.01. For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (A) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture and (B) the words "herein," "hereof" and "hereby" and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not any particular Article, Section or other subdivision.

     SECTION 2.02. Upon the effectiveness of this Second Supplemental Indenture, the Indenture shall be modified in accordance herewith, but except as expressly amended hereby and by the First Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION 2.03. Upon effectiveness, this Second Supplemental Indenture shall form a part of the Indenture and the Second Supplemental Indenture and the Indenture shall be read, taken and construed as one and the same instrument for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

     SECTION 2.04. The Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except as to the due and valid execution hereof by the Trustee, and shall incur no liability or responsibility in respect of the validity thereof. The Trustee's execution of this Second Supplemental Indenture should not be construed to be an approval or disapproval of the advisability of the amendments to the Indenture provided herein.

     SECTION 2.05. The Indenture and the First Supplemental Indenture are qualified under the TIA, and this Second Supplemental Indenture complies with the TIA as currently in effect.

     SECTION 2.06. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE.

     SECTION 2.07. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.


EXPRESS SCRIPTS, INC.

By: /s/ George Paz
   Name: George Paz
   Title:Senior Vice President and Chief Financial Officer


DIVERSIFIED  PHARMACEUTICAL  SERVICES,  INC.,
ESI CLAIMS,  INC.,
ESI MAIL PHARMACY SERVICE, INC.,
ESI/VRX SALES DEVELOPMENT CO.,
EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.,
EXPRESS SCRIPTS UTILIZATION MANAGEMENT CO.,
EXPRESS SCRIPTS VISION CORPORATION,
IVTX, INC.,
VALUE HEALTH,  INC.,
YOURPHARMACY.COM, INC.


By: /s/ George Paz
     Name: George Paz
     Title: Vice President


BANKERS TRUST COMPANY, as Trustee

By: /s/ Susan Johnson
   Name: Susan Johnson
   Title:Vice President